SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (date of earliest event reported): April 13, 2010

                      ELEMENTAL PROTECTIVE COATINGS CORP.
             (Exact name of Registrant as specified in its charter)


       Nevada                        333-148546               20-8248213
----------------------------     --------------------      -------------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
     of incorporation)                                     Identification No.)

                Water Park Place, 20 Bay St., Toronto, ON M5J 2N8
                -------------------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (646) 448-0197


                              925 Gardenia Circle,
                             St. George, Utah 84790
                  -------------------------------------------
          (Former name or former address if changed since last report)

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Item 8.01    Other Events

The Company's business plan contemplates that its future business will primarily involve the marketing (and possible manufacture) of fire-retardant chemicals principally, to manufacturers of textiles and building materials for incorporation into their products. The Company holds the rights to the intellectual property comprising the formulas to these products pursuant to an Assignment of Contract Rights Agreement that it entered into with MSE Enviro-Tech Corp. ("MEVT"), an affiliated company, in November, 2009.

On April 13, 2010, it came to the attention of the Company's management that Megola, Inc. ("MGON") had filed a Report on Form 8-K with the U.S. Securities and Exchange Commission, wherein MGON announced that Pacific Channel Limited, a British Virgin Islands Corporation ("PVL") that originally granted these product rights to MEVT, had determined to go into liquidation and abrogate all of its contractual obligations with all parties (specifically naming MEVT).

The Company owns its right to manufacture and market these products as it is at the end of a chain of contracts and assignments, and any break in this chain (such as the one asserted by PCL and MGON) could leave the Company without any right to pursue its business, unless alternative sources for fire retardant products can be found.

MEVT has assured the Company that it believes that its chain of ownership to these products is valid and binding, and that it intends to vigorously contest the proposed action by PCL to the fullest extent of the law. To that end, MEVT has already contacted counsel in the U.S., BVI and U.K. in order to determine the most effective legal course of action.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010


ELEMENTAL PROTECTIVE COATINGS CORP.


By:  /s/ Martin Baldwin
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     Martin Baldwin, Chief Financial Officer